SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2004

TEKELEC

(Exact name of registrant as specified in its charter)
California

(State or other jurisdiction of incorporation)

0-15135	95-2746131
(Commission File Number)	(I.R.S. Employer Identification No.)

26580 W. Agoura Road, Calabasas, CA	91302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 880-5656

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statements and Exhibits	1
Exhibit 23.1

     This amendment to the Current Report on Form 8-K of Tekelec, a California corporation, originally filed with the Commission on September 24, 2004, is being filed in order to provide the historical financial statements of VocalData Inc., a Delaware corporation (“VocalData”), and the pro forma financial information of Tekelec listed below.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The following financial statements of VocalData are included as part of this report:

Balance Sheets as of December 31, 2003 (audited) and June 30, 2004 (unaudited)

Statements of Operations for the year ended December 31, 2003 (audited) and for the six months ended June 30, 2004 and June 30, 2003 (unaudited)

Statements of Changes in Stockholders’ Equity for the year ended December 31, 2003 (audited) and six months ended June 30, 2004 (unaudited)

Statements of Cash Flows for the year ended December 31, 2003 (audited) and for the six months ended June 30, 2004 and June 30, 2003 (unaudited)

Notes to Financial Statements

(b)	Pro Forma Financial Information

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2004

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year ended December 31, 2003

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Six Months ended June 30, 2004

(c)	Exhibits

The following exhibit is filed herewith:

Exhibit No.	Description
23.1	Consent of Deloitte & Touche LLP

INDEPENDENT AUDITORS’ REPORT

Board of Directors and Stockholders
VocalData, Inc.

We have audited the accompanying balance sheet of VocalData, Inc. (the “Company”) as of December 31, 2003 and the related statements of operations, changes in stockholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of VocalData, Inc. as of December 31, 2003 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The Company was in the development stage at December 31, 2002; during 2003, the Company is considered to be no longer in the development stage and to have commenced its planned principal operations. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s attainment of profitable operations is dependent on future events, including attaining adequate financing and achieving a level of sales adequate to support the Company’s cost structure. The Company’s recurring losses and negative cash flow from operations raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The accompanying balance sheet of the Company as of June 30, 2004 and the related statements of operations and cash flows for the six months ended June 30, 2004 and 2003, and changes in stockholders’ equity for the six months ended June 30, 2004 were not audited or reviewed by us and, accordingly, we do not express an opinion or any other form of assurance on them.

/s/ Deloitte & Touche LLP

Dallas, Texas
May 7, 2004

VOCALDATA, INC.

BALANCE SHEETS

		June 30, 2004
	December 31, 2003	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$9,016,292	$4,590,877
Short-term cash investments
Accounts receivable, net of allowances for doubtful accounts and returns of $281,073 in 2003 and $281,073 in 2004	1,524,010	1,115,914
Inventories	200,249	160,657
Prepaid expenses	66,891	70,414

Total current assets	10,807,442	5,937,862
EQUIPMENT—Net	1,418,969	1,329,168
LICENSES—Net	246,585	209,214
RESTRICTED CASH	344,941	344,941

TOTAL	$12,817,937	$7,821,185

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$17,742	$1
Accounts payable	33,581	246,376
Accrued expenses and other current liabilities	682,213	883,111
Deferred revenue	570,861	640,309

Total current liabilities	1,304,397	1,769,797

COMMITMENTS (Note 7)
STOCKHOLDERS’ EQUITY:
Convertible, redeemable voting preferred stock:
Series A—$.005 par value; 14,197,707 authorized; shares issued and outstanding: 2003 and 2004 —14,144,375	12,376,192	12,376,192
Series B—$.005 par value; shares authorized, issued and outstanding: 2003 and 2004 —17,662,909	31,002,761	31,002,761
Series C and C-1—$.005 par value; 149,928,729 shares authorized; 92,468,380 shares issued and outstanding in 2003 and 2004	16,204,150	16,644,578
Common stock—$.00125 par value; 235,000,000 shares authorized; shares issued and outstanding: 2003—11,630,335; 2004-11,675,835	14,538	14,993
Additional paid-in capital	2,017,019	2,022,510
Accumulated deficit	(50,101,120)	(56,009,646)

Total stockholders’ equity	11,513,540	6,051,388

TOTAL	$12,817,937	$7,821,185

See notes to financial statements.

VOCALDATA, INC.

STATEMENTS OF OPERATIONS

		Six Months Ended
	Year Ended	June 30,
	December 31, 2003	2004	2003
		(unaudited)
REVENUES:
Equipment sales and rentals	$1,100,296	$185,174	$871,522
Software licenses and services	3,673,678	1,695,252	1,469,905

Total revenues	4,773,974	1,880,426	2,341,427

COSTS AND EXPENSES:
Cost of revenues	1,465,831	418,305	687,019
Engineering, research and development	6,135,118	3,465,738	3,033,205
Sales and marketing	4,964,213	2,000,825	2,545,537
General and administrative	1,620,727	851,805	977,840
Depreciation and amortization	1,360,422	514,504	736,472

Total costs and expenses	15,546,311	7,251,177	7,980,073

OPERATING LOSS	(10,772,337)	(5,370,751)	(5,638,646)

OTHER INCOME (EXPENSE):
Interest income	53,956	33,015	28,601
Other income	969	1,537	—
Interest expense and loan fees	(222,018)	(18,229)	(161,544)
Other expense	(11,686)	(114,377)	—

Total other income (expense)	(178,779)	(98,054)	(132,943)

NET LOSS	$(10,951,116)	$(5,468,805)	$(5,771,589)

See notes to financial statements.

VOCALDATA, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
YEAR ENDED DECEMBER 31, 2003 AND SIX MONTHS ENDED JUNE 30, 2004 (unaudited)

	Convertible, Redeemable Voting Preferred Stock
	Series A Preferred		Series B Preferred		Series C and C-1 Preferred		Common Stock		Additional Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total
BALANCE—January 1, 2003	15,251,942	$16,923,571	18,192,154	$38,203,706	—	—	9,778,674	$12,223	$120,634	$(48,561,000)	$6,699,134
Series C and C-1 preferred stock issuance, net of issuance costs of $130,418					92,468,380	15,764,897					15,764,897
Accretion (cancellation) of preferred stock dividends		(3,578,258)		(6,271,991)		439,253				9,410,996	—
Stock options exercised							1,250	2	623		625
Preferred stock conversion	(1,107,567)	(969,121)	(529,245)	(928,954)			1,850,411	2,313	1,895,762		—
Net loss										(10,951,116)	(10,951,116)

BALANCE—December 31, 2003	14,144,375	$12,376,192	17,662,909	$31,002,761	92,468,380	$16,204,150	11,630,335	$14,538	$2,017,019	$(50,101,120)	$11,513,540

Accretion of preferred stock dividends						439,721				(439,721)	—
Series C-1 Preferred stock Offering Costs						707					707
Stock options exercised							45,500	455	5,491		5,946
Net loss										(5,468,805)	(5,468,805)

BALANCE— June 30, 2004 (unaudited)	14,144,375	$12,376,192	17,662,909	$31,002,761	92,468,380	$16,644,578	11,675,835	$14,993	$2,022,510	$(56,009,646)	6,051,388

See Notes to Financial Statements

VOCALDATA, INC.

STATEMENTS OF CASH FLOWS

		Six Months Ended
	Year Ended December 31,	June 30,
	2003	2004	2003
		(Unaudited)
OPERATING ACTIVITIES:
Net loss	$(10,951,116)	$(5,468,805)	$(5,771,589)
Noncash items in net loss:
Depreciation and amortization	1,360,422	514,504	736,472
Amortization of licenses	132,190	28,047	69,569
Loss (gain) on disposal of equipment	113,978	(2,732)	15,517
Changes in operating working capital:
Accounts receivable	(607,035)	408,096	(592,083)
Inventories	132,076	39,591	(30,455)
Prepaid expenses	9,378	(844)	30,897
Accounts payable and accrued expenses	(104,300)	413,692	(23,315)
Deferred revenue	306,855	69,448	105,629

Net cash used in operating activities	(9,607,552)	(3,999,003)	(5,459,358)

INVESTING ACTIVITIES:
Additions to equipment	(926,795)	(421,941)	(310,431)
Sales of short-term cash investments	344,941	—	344,940
Additions to licenses	(221,133)	6,617	(10,008)

Net cash provided by (used in) investing activities	(802,987)	(415,324)	24,501

FINANCING ACTIVITIES:
Repayments on long-term debt	(542,979)	(17,741)	(382,352)
Net proceeds from issuance of preferred stock	15,764,897	708	11,790,660
Proceeds from exercise of common stock options	625	5,945	—

Net cash provided by (used in) financing activities	15,222,543	(11,088)	11,408,308

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	4,812,004	(4,425,415)	5,973,451
CASH AND CASH EQUIVALENTS:
Beginning of period	4,204,288	9,016,292	4,204,288

End of period	$9,016,292	$4,590,877	$10,177,739

SUPPLEMENTAL INFORMATION—Interest paid	$22,691

See notes to financial statements.

VOCALDATA, INC.

NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2003 AND
SIX MONTHS ENDED JUNE 30, 2004 AND JUNE 30, 2003 (unaudited)

1.	DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation - The accompanying unaudited financial statements for the six months ended June 30, 2004 and 2003, have been prepared in accordance with accounting principles generally accepted in the United States and the requirements of the Securities and Exchange Commission for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six-month period ended June 30, 2004 are not necessarily indicative of results that may be expected for the year ending December 31, 2004.

Business—VocalData, Inc. (the “Company”) develops and markets softswitch solutions for carrier-grade voice services and enhanced applications to communications service providers meeting the data and voice needs of businesses over Internet Protocol (“IP”) networks. The Company was incorporated in 1996 as a Texas corporation, commenced operations January 1, 1998 and is headquartered in Richardson, Texas. On February 5, 2003, the Company changed its state of incorporation to Delaware.

The Company was considered to be in the development stage through December 31, 2002. During 2003, the Company achieved a sales level considered as sufficiently significant to no longer be in the development stage and to have commenced its planned principal operations.

Going Concern—These financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company’s continuation as a going concern is dependent upon its ability to achieve a level of sales adequate to support the Company’s cost structure, to generate sufficient cash flow, to obtain additional financing and, ultimately, to attain successful operations. The Company has incurred significant recurring losses and negative cash flow from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company plans to continue to increase sales, raise additional capital as required and discuss with candidate companies their interest in acquiring the Company. However, the Company cannot provide any assurances that these plans will be achieved and sufficient funding will result. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Use of Estimates—The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingencies at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Differences from those estimates are recognized in the period they become known.

Cash Equivalents include short-term, highly liquid investments purchased with remaining maturities of three months or less.

Short-Term Cash Investments consisted of certificates of deposit with original maturities of more than three months and less than one year that were recorded at amortized cost, which approximated their market value.

Inventories are stated at the lower of cost (first-in, first-out method) or market.

Equipment is stated at cost less accumulated depreciation and amortization. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the assets, which primarily range from two to five years.

Licenses primarily consist of prepaid software license fees that are being amortized to cost of revenues over one to three years on a straight-line basis and are stated net of accumulated amortization of $490,887 and $81,675 at December 31, 2003 and June 30, 2004 (unaudited), respectively.

Long-Lived Assets are reviewed periodically, and impairment is recognized if the estimated undiscounted future cash flows are less than the carrying value of the related assets.

Revenues from equipment sales are recognized when the equipment product is shipped and the customer has accepted the product and any related software. Revenues from perpetual software license agreements are recognized as revenue upon receipt of an executed license agreement, or an unconditional order under an existing license agreement, and shipment of the software, if there are no significant remaining vendor obligations, collection of the revenue is probable and payment is due within one year. Revenues from software maintenance services are recognized ratably over the term of the maintenance period. Revenues from other services and equipment rentals are recognized when earned.

For arrangements involving multiple elements, the Company allocates revenue to each component of the arrangement using the residual value method, based on the vendor-specific objective evidence of the fair value of the various elements. These elements may include one or more of the following: equipment, software licenses, maintenance and support, and other services. The Company defers revenue from the arrangement equivalent to the fair value of the undelivered elements. Fair values for the future maintenance and support services are based upon the published prices for renewals of maintenance and support contracts. Fair value of other future services is based upon separate sales of those services to other customers. Under the residual method, any discounts that exist are attributed entirely to the delivered elements, which typically are hardware and software licenses.

Research and Development costs are expensed as incurred until technological feasibility of a software product is established. The Company has defined attainment of technological feasibility as completion of a working model. The period of time beginning with the establishment of a working model and ending when a product is offered for sale is typically very short. Accordingly, costs eligible for capitalization have been insignificant. To date, the Company has not capitalized any software development costs.

Deferred Income Taxes are provided using the asset and liability method for temporary differences between the tax basis of an asset or liability and its reported amount in the financial statements, and are offset by the necessary valuation allowances.

Stock-Based Compensation arising from stock option grants is accounted for by the intrinsic value method under Accounting Principles Board (“APB”) Opinion No. 25. Statement of Financial Accounting Standards (“SFAS”) No. 123 encourages (but does not require) compensation arrangements with employees to be measured based on the fair value of the equity instrument awarded.

No compensation cost has been recognized for the stock options because the exercise price of the Company’s stock option grants was equal to the estimated fair market value of the underlying stock on the date of grant. Had compensation costs for such grants been determined based on the fair value method for the options at the grant date, consistent with SFAS No. 123, the Company’s net loss for 2003 would have been as follows:

Year Ended
December 31,
2003
Net loss – as reported	$(10,951,116)
Fair value-based compensation expense	(172,865)

Pro forma net loss	$(11,123,981)

For the pro forma calculation above, the weighted average fair value of options granted during 2003 as of the date of grant was estimated to be $0.033 per share using the Black-Scholes option-pricing model with the following weighted average assumptions: dividend yield—0%, no expected volatility (because the Company’s stock is not publicly traded), risk-free interest rate—4.31% in 2003 and expected option life—five years.

2.	SIGNIFICANT CUSTOMERS

Revenues and accounts receivable from significant customers represent the following percentages of the Company’s total revenues and accounts receivable:

	Year Ended
	December 31,		Six Months Ended		Six Months Ended
	2003		June 30, 2004		June 30, 2003
			(unaudited)		(unaudited)
	Accounts		Accounts		Accounts
	Receivable	Revenues	Receivable	Revenues	Receivable	Revenues
Customer A	19.9%	35.5%	14.3%	42.0%	27.0%	36.0%
Customer B	21.0	16.7	9.9	8.0	0.0	0.0
Customer C	11.1	2.6	0.1	5.1	0.0	0.0

3.	INVENTORIES

Inventories consist of the following:

	December 31, 2003	June 30, 2004
		(unaudited)
Raw materials	$—	$—
Work in progress	3,669	115
Finished goods	196,580	160,542

Total inventories	$200,249	$160,657

4.	EQUIPMENT

Equipment consists of the following:

	December 31, 2003	June 30, 2004
		(unaudited)
Equipment products at customer locations for beta site testing	$1,101,367	$1,204,932
Equipment products leased to customers	64,020	64,020
Computer equipment and software	1,204,788	1,330,423
Test equipment	3,016,631	3,198,509
Furniture and fixtures	571,614	574,286

Total	5,958,420	6,372,170
Less accumulated depreciation and amortization	4,539,451	5,043,002

Equipment—net	$1,418,969	$1,329,168

5.	LONG-TERM DEBT

In July 2000, the Company entered into a Loan and Security Agreement (the “Agreement”) with a bank to finance purchases of equipment, up to a total of $2 million. Pursuant to the terms of the Agreement, the Company received advances to finance six separate purchases of equipment during 2000 totaling $1,697,512 and two separate purchases of equipment during 2001 totaling $302,487. Each of the advances is due in 36 monthly installments. The advances bear interest at a rate, which is fixed during the payment period of 36 months, equal to a reference rate, as defined in the Agreement, on the date of the advance plus 2.75%. The Agreement is subject to certain nonfinancial covenants. The Agreement is collateralized by a first-priority lien on all assets of the Company except for intellectual property.

The outstanding balances at June 30, 2004 and December 31, 2003 arising from advances received by the Company during 2001 and 2000 are summarized as follows:

	June 30,
	2004	December 31,	Interest
Date of Advance	(unaudited)	2003	Rate	Monthly Payment Amount
January 31, 2001		5,036	7.57	$5,067 with a final payment of $9,825 on January 1, 2004
March 29, 2001	1	12,706	7.50	$4,289 with a final payment of $8,324 on March 1, 2004

	$1	$17,742

As part of the Agreement in 2000, the Company issued to the bank a warrant to purchase 53,332 shares of Series A Preferred stock at an exercise price of $1.50 per share. The warrant is currently exercisable and expires in July 2007. The fair value of the warrant was calculated using the Black-Scholes option pricing model and resulted in a nominal value at the date of grant.

6.	STOCKHOLDERS’ EQUITY

Common Stock—In 2003, authorized common shares were increased to 235,000,000, as discussed below.

Convertible, Series A Redeemable Voting Preferred Stock—In September and November 1999, the Company sold 6,514,286 and 4,914,286 shares, respectively, at a purchase price of $0.875 per share. In February 2000, the Company sold 3,823,370 shares at a purchase price of $0.875 per share. Each share of Series A Preferred is convertible into one share of common stock and has voting rights equal to its applicable common stock conversion amount. Upon consummation of a qualified public offering of common stock, each share of Series A Preferred outstanding will be converted automatically into common stock. In 2003, 1,017,567 shares of Series A Preferred were converted into common stock.

Convertible, Series B Redeemable Voting Preferred Stock—In October 2000, the Company sold 18,192,154 shares at a purchase price of $1.759 per share. Each share of Series B Preferred is convertible into one share of common stock and has voting rights equal to its applicable common stock conversion amount. Upon consummation of a qualified public offering of common stock, each share of Series B Preferred outstanding will be converted automatically into common stock. In 2003, 529,245 shares of Series B Preferred were converted into common stock.

Convertible, Series C and C-1 Redeemable Voting Preferred Stock (Collectively, the “Senior Preferred”)—On June 25, 2003, the Company amended its articles of incorporation to increase the number of authorized shares of common stock to 160,000,000 and authorized shares of preferred stock to 120,770,155. The Company designated 87,272,727 preferred shares as Convertible, Series C Redeemable Voting Preferred Stock (“Series C Preferred”). From June 26, 2003 through October 24, 2003, the Company closed the sale of 69,760,684 shares of its Series C Preferred for a purchase price of $0.1719 per share, or $11,991,862.

On October 24, 2003, the Company amended its articles of incorporation to increase the number of authorized shares of common stock to 235,000,000 and authorized shares of preferred stock to 181,789,345. The Company designated 14,197,707 preferred shares as Series A Preferred and 17,662,909 as Series B Preferred (collectively, the “Series Preferred”), and 87,954,017 as Series C Preferred and 61,974,712 as Series C-1 Preferred. Also on October 24, 2003, the Company closed the sale of 22,707,696 shares of its Series C-1 Preferred for a purchase price of $0.1719 per share, or $3,903,453.

All holders of the Company’s Series Preferred were eligible to participate on a pro rata basis in the Series C Preferred round. Series Preferred stockholders who elected not to participate at the pro rata level were subject to involuntary conversion of some or all of their Series Preferred to the Company’s common stock. As a result, 1,017,567 shares of Series A Preferred and 529,245 shares of Series B Preferred were converted to 1,850,411 shares of common stock.

Preferred Stock Dividends and Redemption Rights—Senior Preferred earns a 6% cumulative dividend. Accrued but unpaid dividends totaling $9,850,248 as of December 31, 2002 for the Series Preferred were cancelled in the Series C Preferred round and future dividends discontinued. The Senior Preferred is senior in liquidation to the Series Preferred, common stock and any other junior stock issued, with Senior Preferred liquidation amounts equal to the original issue prices plus any accrued unpaid cumulative dividends. The Series C-1 Preferred has an additional liquidation preference amount of $0.290511 per share.

Holders of Senior Preferred and Series Preferred may elect at any time to convert their shares to common stock at specified conversion rates. Shares of Senior Preferred and Series Preferred automatically convert to common stock at specified conversion rates upon either the closing of a qualified IPO or the election of 66-2/3% of the outstanding Senior Preferred. In connection with the Senior Preferred issuances, Series Preferred conversion rates were revised and redemption dates extended to 50% of shares in both October 2009 and October 2010. The Series Preferred redemption price is equal to the Series A original issue price or Series B original issue price, with certain specified adjustments.

After June 25, 2008, the holders of 66-2/3% of the outstanding shares of Senior Preferred may elect to require the Company to redeem in two installments all outstanding shares of Senior Preferred. The redemption amount will be the greater of the liquidation amount, excluding any additional liquidation preference, and fair market value as properly determined in good faith by a majority of the Board of Directors.

Common Stock Reserved—Common shares reserved at December 31, 2004 and June 30, 2004 for possible future issuance are as follows:

	December 31, 2003	June 30, 2004
		(unaudited)
Preferred stock conversion	124,275,664	124,275,664
Exercise of common stock options outstanding	12,537,425	17,690,689
Exercise of warrants for preferred stock convertible to common stock, issued with debt	53,332	53,332

Common shares contingently issuable	136,866,421	142,019,685
Common stock options available for grant	11,282,651	6,083,937

Common shares reserved for possible future issuance	148,149,072	148,103,622

Stock Option Plan—The Company had reserved 10,812,000 shares of common stock for the 1998 Stock Option Plan (the “1998 Plan”). Under the terms of the 1998 Plan, incentive options to purchase common stock and rights to purchase restricted stock may be granted to employees and nonemployees at the discretion of the board of directors. The options vest over a three-year period for options granted in 1998 and over a four-year period for options granted since the beginning of 1999.

Options expire 10 years after the date of grant. In October 2003, the Company revised the number of shares of common stock reserved for the stock option plan to 24,000,000.

In August 2003, the Company announced a voluntary stock option exchange program for its eligible employees. Under the program, Company employees were offered the opportunity to cancel certain outstanding stock options to purchase shares of common stock previously granted to them. In exchange, these employees will receive an equal number of new options that will be granted under the 1998 Plan. The new options are to be granted at a future date, at least six months and one day from the cancellation date of August 7, 2003. The exercise price of these new options will be equal to the fair market value of the Company’s common stock on the date of grant.

In connection with the voluntary stock option exchange program, the Company accepted for cancellation options to purchase 5,841,036 shares of its common stock. The Company subsequently granted new options to purchase 5,796,036 shares of its common stock on February 9, 2004 at an exercise price of $0.1719 per share in exchange for the options surrendered and accepted under the program.

Options to purchase 9,168,153 shares of common stock were granted in 2003; 5,621,286 of these options to purchase common shares at an exercise price of $0.1719 per share were granted to employees who accepted the Company’s offer to cancel their outstanding stock options in August 2003. For accounting purposes, these option grants are considered replacement awards for the canceled options and are accounted for as variable options from the grant date to the exercise date. Accordingly, the implicit value of these replacement options will be remeasured at each reporting date, and any compensation expense will be recorded. At December 31, 2003, the estimated fair value of the underlying common stock does not exceed the exercise price of the replacement options; therefore, no compensation expense for these grants has been recorded in the 2003 statement of operations.

Stock option transactions in 2003 and six months ended June 30, 2004 (unaudited) were as follows:

	Number	Weighted Average
	of	Exercise Price
	Options	per Share
Outstanding—January 1, 2003 (4,123,397 exercisable)	9,568,058	0.607
Granted in 2003	9,168,153	0.175
Exercised in 2003	(1,250)	0.500
Canceled in 2003	(6,197,536)	0.498

Outstanding—December 31, 2003 (3,489,189 exercisable)	12,537,425	$0.242

Granted from January 1 to June 30, 2004	5,937,536	0.172
Exercised from January 1 to June 30, 2004	(45,500)	0.131
Canceled from January 1 to June 30, 2004	(738,772)	0.156

Outstanding—June 30, 2004 (8,566,413 exercisable)	17,690,689	0.154

The following table summarizes certain information about the Company’s stock options at December 31, 2003:

	Options Outstanding			Options Exercisable
Range of	Number	Weighted Average	Weighted	Number	Weighted
Exercise	of Options	Remaining	Average	of Options	Average
Prices	Outstanding	Contractual Life	Price	Outstanding	Price
$.063	2,840,000	4.67 years	$.063	2,840,000	$.063
.125	608,272	5.67 years	.125	608,272	.125
.50	60,000	7.54 years	.50	40,917	.50
.172	9,029,153	9.66 years	.172		.172

	12,537,425		$.146	3,489,189	$.079

In August 2002, the Company issued options to acquire 1,611,653 shares of common stock at $.50 per share to a key employee with the right of exercise contingent on performance criteria. The exercise of the award of 537,214 options was contingent upon the Company achieving $10 million or more of revenues in 2002; accordingly, the options were canceled at December 31, 2002. The exercise of the award of 1,074,439 options is contingent upon achieving defined proceeds from a corporate change of $200 million or more within 10 years. These options were voluntarily canceled in August 2003.

The following table summarizes certain information about the Company’s stock options at June 30, 2004 (unaudited):

	Options Outstanding			Options Exercisable
Range of	Number	Weighted Average	Weighted	Number	Weighted
Exercise	of Options	Remaining	Average	of Options	Average
Prices	Outstanding	Contractual Life	Price	Outstanding	Price
$ .063	2,840,000	3.29 years	$.063	2,840,000	$.063
.50	14,000	7.10 years	.50	31,708	.50
.172	14,836,689	7.75 years	.172	5,694,705	.172

	17,690,689		$.155	8,566,413	$.137

In February 2004, options to purchase 4,721,597 shares at $0.1719 were issued to employees who had voluntarily canceled the same number of options in August 2003 (at least six months and one day before the grant date of the options in February 2004.) In February 2004, the Company entered into an agreement with a key employee, which was approved by the Board in February 2004. Consistent with this agreement, on February 9, 2004, the Company issued options to acquire 1,074,439 shares of common stock at $0.1719. The exercise of these options is contingent upon achieving defined proceeds from a corporate change of $200 million or more within 10 years. These contingent options will be accounted for as a variable award. Accordingly, the then current fair value of the 1,074,439 outstanding options will be recorded as expense over the appropriate period beginning when achievement of the contingent performance criteria is considered likely and will be remeasured until the awards are ultimately exercised or terminated.

7.	COMMITMENTS

Leases—The Company’s office lease expires in April 2005. In connection with the lease agreement, the Company established an irrevocable certificate of deposit for $344,941, which is reported as restricted cash. The requirement for the irrevocable certificate of deposit expires in April 2005; however, if certain performance criteria are met after February 2003, the requirement to maintain a certificate of deposit will be terminated. As of December 31, 2003, the performance criteria have not been met. Minimum future rental commitments under the operating lease at December 31, 2003 are as follows:

Year Ending	Operating
December 31	Lease
2004	$359,148
2005	29,937

Total	$389,085

Rent expense totaled $430,669 for 2003.

License—In June 2003, the Company entered into an agreement with a third party to embed the third party’s product into the Company’s products. Royalties totaling $250,000 were prepaid during 2003; $45,455 was amortized to cost of revenues, and the remaining unamortized balance of $204,545 is included in licenses at December 31, 2003. The agreement provides for a minimum annual royalty commitment of $100,000 beginning April 2006 and continuing as long as the agreement is in effect. Beginning July 2006, either party may cancel the agreement at any time.

Bonuses – In August 2002, the Company entered into a bonus agreement with a key employee. The agreement provides for the payment of a bonus of $540,000 to $700,000 upon the completion of a defined exit event if this individual is employed by the Company at the time of a defined exit event. An estimate of this bonus will be accrued when such completion is evaluated as probable. As of December 31, 2003, the management evaluated that such completion is not probable.

8.	INCOME TAXES

At December 31, 2003, the Company had a net operating loss carryforward totaling approximately $48.1 million, the tax benefit of which is offset by a valuation allowance until realization is more likely than not.

TEKELEC
UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS

     On September 20, 2004, Tekelec, a California corporation (“Tekelec”), completed the acquisition of all of the outstanding shares of capital stock of privately held VocalData, Inc., a Delaware corporation (“VocalData”). The acquisition was accomplished by means of a triangular merger of a new wholly owned subsidiary of Tekelec (Punkydoo Inc.) with and into VocalData (the “Acquisition”). As a result of the Acquisition, VocalData is the surviving corporation and a wholly owned subsidiary of Tekelec.

     The Acquisition was consummated pursuant to the terms of an Agreement and Plan of Merger dated as of September 14, 2004, among Tekelec, VocalData, Punkydoo Inc. and Core Capital Partners, L.P., as Representative (the “Representative”) of the preferred stockholders of VocalData (the “Merger Agreement”).

     Tekelec paid to the preferred stockholders of VocalData, in exchange for their interests in VocalData, consideration in the total amount of approximately $27,500,000, consisting of (i) an aggregate cash amount of $14,500,000, and (ii) 779,989 shares of Tekelec Common Stock, which number of shares is subject to reduction for certain working capital adjustments. The value of the 779,989 shares is equal to approximately $13,000,000 based on the closing sales price of Tekelec’s Common Stock on the Nasdaq National Market on September 20, 2004. The number of shares was computed pursuant to the terms of the Merger Agreement by dividing $14,500,000 by the average of the closing sales price per share of Tekelec’s Common Stock on the Nasdaq National Market for the ten trading days ending on the second trading day prior to the closing of the merger transaction. The parties have placed approximately $5,220,000 (based on the closing sales price of Tekelec Common Stock on September 20, 2004) of the stock merger consideration (consisting of 311,998 shares of Tekelec Common Stock) into escrow with U.S. Bank National Association for 18 months following the closing of the transaction for the satisfaction of (i) any indemnification claims made by Tekelec under the Merger Agreement, and (ii) certain working capital adjustments under the Merger Agreement. The shares in escrow will be held in accordance with the terms of an Escrow Agreement dated September 20, 2004 among Tekelec, the Representative and the Escrow Agent.

     Subsequent to the Acquisition, 69 VocalData officers and employees were granted, pursuant to Nasdaq Marketplace Rule 4350(i)(1)(A)(iv), employment inducement stock options to purchase a total of 1,083,400 shares of Tekelec Common Stock. The number of shares subject to these grants amounted to less than 2% of the outstanding shares of Tekelec Common Stock as of the date of grant. All such options have an exercise price equal to the closing sales price per share of Tekelec Common Stock on the Nasdaq National Market on September 20, 2004 (i.e., $16.73), and will vest over a four-year period.

     In addition, on the closing date eight VocalData officers and key employees were granted, pursuant to Nasdaq Marketplace Rule 4350(i)(1)(A)(iv), restricted stock units covering a total of 18,000 shares of Tekelec Common Stock. The restricted stock units will vest one year from the grant date.

     The 779,989 shares of Tekelec Common Stock issued to the preferred stockholders of VocalData upon consummation of the merger were issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder, based in part upon Tekelec’s reasonable belief that the preferred stockholders are accredited investors within the meaning of Regulation D.

     For a more complete description of the terms of the Acquisition, please refer to the Agreement and Plan of Merger and related transaction documents, which are included or incorporated by reference as exhibits in our Current Report on Form 8-K filed with the Commission on September 24, 2004.

     The following unaudited pro forma condensed consolidated financial statements give effect to Tekelec’s acquisition of VocalData. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2004 assumes that the Acquisition was consummated as of June 30, 2004. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2003 and the six months ended June 30, 2004 assumes that the acquisition was consummated on January 1, 2003. The pro forma condensed consolidated statements of operations combine the pro forma results of Tekelec giving effect to the acquisitions of Santera Systems, Inc. (“Santera”) and Taqua, Inc. (“Taqua”) consummated on June 10, 2003 and April 8, 2004, respectively, as if the acquisitions occurred on January 1, 2003.

     The transaction has been accounted for as an acquisition by Tekelec using the purchase method, with the VocalData assets acquired and the liabilities assumed reflected at their estimated fair values. The pro forma VocalData adjustments included in the following unaudited condensed consolidated pro forma financial statements represent a preliminary determination of the purchase price allocation based on available information as of the date of this filing of this Current Report on Form 8-K/A, and there can be no assurance that the actual adjustments will not differ significantly from such pro forma adjustments.

     The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the results that would have occurred if the Acquisitions had been consummated as of the indicated dates or of the results that may occur in the future.

     The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements of Tekelec, together with the related notes thereto, included in Tekelec’s Annual Report on Form 10-K for the year ended December 31, 2003, Current Report on Form 8-K/A dated June 10, 2003 filed on June 25, 2003 and Current Report on Form 8-K/A dated April 8, 2004 filed on June 22, 2004, all as filed with the Commission, and the separate financial statements of VocalData included in this Form 8-K/A.

TEKELEC
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of June 30, 2004

	Tekelec	VocalData	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Consolidated
	(amounts in thousands)
Assets
Current assets:
Cash and cash equivalents	$37,928	$4,591	$(14,449	)(1)	$28,070
Short-term investments	51,083	—	—		51,083
Accounts and notes receivables, net	93,857	1,116	—		94,973
Inventories	31,887	161	—		32,048
Deferred income taxes, net	11,490	—	388	(2)	11,878
Prepaid and other current assets	30,473	70	—		30,543

Total current assets	256,718	5,938	(14,061)		248,595
Long-term investments, at fair value	165,060	—	—		165,060
Property and equipment, net	28,032	1,329	—		29,361
Investments in privately-held companies	17,322	—	—		17,322
Deferred income taxes	32,927	—	13,537	(2)	46,464
Goodwill	99,796	—	1,234	(2)(3)(5)	101,030
Intangible assets, net	58,383	—	6,510	(3)	64,893
Other assets	6,168	554	—		6,722

Total assets	$664,406	$7,821	$7,220		$679,447

Liabilities and Shareholders’ Equity
Current liabilities:
Trade accounts payable	$24,306	$245	$51	(1)	$24,602
Accrued expenses, accrued payroll and related expenses	52,885	883	406	(4)	54,174
Current portion of deferred revenue	62,222	640	(64	)(5)	62,798
Income taxes payable	5,253	—	—		5,253
Current portion of long-term debt	2,812	1	—		2,813

Total current liabilities	147,478	1,769	393		149,640
Long-term debt	127,025	—	—		127,025
Deferred income taxes	11,297	—	2,279	(6)	13,576
Long-term portion of deferred revenue	2,420	—	—		2,420

Total liabilities	288,220	1,769	2,672		292,661
Minority interest	23,050	—	—		23,050
Preferred stock	—	60,024	(60,024	)(7)	—
Shareholders’ equity (deficit):
Common stock and additional paid in capital	213,817	2,038	10,962	(3)(7)(8)	226,817
Deferred stock-based compensation	(3,900)	—	—		(3,900)
Retained earnings (accumulated deficit)	143,440	(56,010)	56,010	(7)	141,040
			(2,400	)(9)
Accumulated other comprehensive (loss)	(221)	—	—		(221)

Total shareholders’ equity	353,136	6,052	4,548		363,736

Total liabilities and shareholders’ equity	$664,406	$7,821	$7,220		$679,447

See accompanying notes to unaudited pro forma condensed consolidated financial statements

TEKELEC
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2003

			VocalData
	Tekelec	VocalData	Pro Forma		Pro Forma
	Pro Forma (A)	Historical	Adjustments (B)		Consolidated
	(amounts in thousands, except per share data)
Revenues	$280,756	$4,774	$—		$285,530
Cost of sales	84,259	1,466	620	(10)	86,345

Gross profit	196,497	3,308	(620)		199,185
Operating expenses:
Research and development	95,619	7,186	—		102,805
Selling, general and administrative	123,648	6,894	—		130,542
Acquired in-process research and development	2,900	—	—	(9)	2,900
Amortization of intangible assets	2,836	—	760	(10)	3,596

Total operating expenses	225,003	14,080	760		239,843
Loss from operations	(28,506)	(10,772)	(1,380)		(40,658)
Interest and other expenses, net	(2,978)	(179)	—		(3,157)

Loss from continuing operations before provision for income taxes	(31,484)	(10,951)	(1,380)		(43,815)
Provision(benefit) for income taxes	9,163	—	(4,206	)(11)	4,957

Income (loss) from continuing operations before minority interest	(40,647)	(10,951)	2,826		(48,772)
Minority interest	36,311	—	—		36,311

Income (loss) from continuing operations	(4,336)	(10,951)	2,826		(12,461)
Gain on disposal of discontinued operation, net of tax	3,293	—	—		3,293

Net income (loss)	$(1,043)	$(10,951)	$2,826		$(9,168)

Earnings (loss) per share:
Basic	$(0.02)				$(0.15)
Diluted	$(0.02)				$(0.15)
Weighted average number of shares outstanding:
Basic	61,163		468	(12)	61,631
Diluted	61,163		468	(12)	61,631

See accompanying notes to unaudited pro forma condensed consolidated financial statements

TEKELEC
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Six Months Ended June 30, 2004

			VocalData
	Tekelec	VocalData	Pro Forma		Pro Forma
	Pro Forma (A)	Historical	Adjustments (B)		Consolidated
	(amounts in thousands, except per share data)
Revenues	$177,320	$1,880	$—		$179,200
Cost of sales	50,810	418	260	(10)	51,488

Gross profit	126,510	1,462	(260)		127,712
Operating expenses:
Research and development	48,089	3,862	—		51,951
Selling, general and administrative	73,979	2,971	—		76,950
Acquired in-process research and development	8,000	—	—		8,000
Restructuring	1,052	—	—		1,052
Amortization of intangible assets	1,166	—	25	(10)	1,191

Total operating expenses	132,286	6,833	25		139,144
Loss from operations	(5,776)	(5,371)	(285)		(11,432)
Interest and other expenses, net	60	(98)	—		(38)

Income (loss) from continuing operations before provision for income taxes	(5,716)	(5,469)	(285)		(11,470)
Provision (benefit) for income taxes	11,175	—	(1,959	)(11)	9,216

Income (loss) from continuing operations before minority interest	(16,891)	(5,469)	1,674		(20,686)
Minority interest	18,158	—	—		18,158

Net income (loss)	$1,267	$(5,469)	$1,674		$(2,528)

Earnings (loss) per share:
Basic	$0.02				$(0.04)
Diluted	$0.02				$(0.04)
Weighted average number of shares outstanding:
Basic	62,246		468	(12)	62,714
Diluted	65,174		468	(12)	62,714

See accompanying notes to unaudited pro forma condensed consolidated financial statements

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

A. The Tekelec pro forma results of operations for the year ended December 31, 2003 give effect to the acquisitions of Santera and Taqua for periods prior to their respective acquisition dates of June 10, 2003 and April 8, 2004, and combines the historical Santera and Taqua results of operations with the Tekelec results of operations to reflect these acquisitions as if they occurred on January 1, 2003 as follows (in thousands):

For Year Ended December 31, 2003

		Santera
		Historical
	Tekelec	Prior to	Taqua	Pro Forma	Tekelec
	Historical	June 10, 2003	Historical	Adjustments	Pro Forma
Revenues	$263,700	$5,784	$11,272	$—	$280,756
Cost of sales	69,875	4,646	6,574	3,164	84,259

Gross profit	193,825	1,138	4,698	(3,164)	196,497
Operating expenses:
Research and development	73,328	11,021	10,887	383	95,619
Selling, general and administrative	104,247	7,907	10,563	931	123,648
Acquired in-process research and development	2,900	—	—		2,900
Amortization of intangibles	1,900	—	—	936	2,836

Total operating expenses	182,375	18,928	21,450	2,250	225,003
Income (loss) from operations	11,450	(17,790)	(16,752)	(5,414)	(28,506)
Interest and other, net	(2,483)	(483)	(12)	—	(2,978)

Income (loss) from continuing operations before provision (benefit) for income taxes	8,967	(18,273)	(16,764)	(5,414)	(31,484)
Provision (benefit) for income taxes	13,600	—	—	(4,437)	9,163

Loss from continuing operations before minority interest	(4,633)	(18,273)	(16,764)	(977)	(40,647)
Minority interest	19,792	—	—	16,519	36,311

Income (loss) from continuing operations	15,159	(18,273)	(16,764)	15,542	(4,336)
Gain on disposal of discontinued operation, net of tax	3,293	—	—	—	3,293

Net income (loss)	$18,452	$(18,273)	$(16,764)	$15,542	$(1,043)

Pro Forma Adjustments For the Year Ended December 31, 2003 are comprised of the following (in 000’s):

Cost of Sales:

     Adjustment for amortization of acquired intangibles related to the Santera and Taqua acquisitions amounting to $ 795 and 2,360, respectively.

     Adjustment for amortization of stock-based compensation related to the Taqua acquisition amounting to $ 9.

Research and Development:

     Adjustment for amortization of stock-based compensation related to the Taqua acquisition amounting to $383.

Selling, General and Admininstrative:

     Adjustment for amortization of stock-based compensation related to the Taqua acquisition amounting to $931

Amortization of Intangibles:

     Adjustment for amortization of intangibles related to the Santera and Taqua acquisitions amounting to $ 37 and $ 899, respectively.

Provision (benefit) for income taxes:

     Adjustment for tax expense of $ 2,563 related to the Santera acquisition and tax benefits of $ 7,000 related to Taqua acquisition.

Minority interest:

     Adjustment for the allocation of losses in Santera to the minority interest of $16,519.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

A. The Tekelec pro forma results of operations for the six months ended June 30, 2004 give effect to the acquisition of Taqua for the period prior to the acquisition date of April 8, 2004, and combines the historical Taqua results of operations with the Tekelec results of operations to reflect the acquisition as if it occurred on January 1, 2003 as follows (in thousands):

For The Six Months Ended June 30, 2004

	Tekelec	Taqua	Pro Forma	Tekelec
	Historical	Historical	Adjustments	Pro Forma
Revenues	$174,488	$2,832	$—	$177,320
Cost of sales	48,794	1,424	592	50,810

Gross profit	125,694	1,408	(592)	126,510
Operating expenses:
Research and development	44,788	3,205	96	48,089
Selling, general and administrative	70,436	3,310	233	73,979
Acquired in-process research and development	8,000	—	—	8,000
Restructuring	1,052	—	—	1,052
Amortization of intangibles	941	—	225	1,166

Total operating expenses	125,217	6,515	554	132,286
Income (loss) from operations	477	(5,107)	(1,146)	(5,776)
Interest and other, net	115	(55)	—	60

Income (loss) from continuing operations before provision (benefit) for income taxes	592	(5,162)	(1,146)	(5,716)
Provision (benefit) for income taxes	13,205	—	(2,030)	11,175

Income (loss) from continuing operations before minority interest	(12,613)	(5,162)	884	(16,891)
Minority interest	18,158	—	—	18,158

Net income (loss)	$5,545	$(5,162)	$884	$1,267

Pro Forma Adjustments For the Six Months Ended June 30, 2004 are comprised of the following (in 000’s):

Cost of Sales:

     Adjustment for amortization of acquired intangibles related to Taqua amounting to $ 590

     Adjustment for amortization of stock-based compensation related to the Taqua acquisition amounting to $ 2.

Research and Development:

     Adjustment for amortization of stock-based compensation related to the Taqua acquisition.

Selling, General and Admininstrative:

     Adjustment for amortization of stock-based compensation related to the Taqua acquisition

Amortization of Intangibles:

     Adjustment for amortization of intangibles related to the Taqua acquisition.

Provision (benefit) for income taxes:

     Adjustment for tax benefits related to the Taqua acquisition comprised of $ 1,755 ( $ 5,162 x 34%) related to Taqua tax benefits utilizable on a consolidated Tekelec basis and $275 for tax benefit related to the amortization of identifiable intangible assets.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

B. The following pro forma adjustments give effect to the acquisition of VocalData and as follows (in thousands):

(1)	To reflect the cash consideration of $14,500 paid by Tekelec of which $51 was paid subsequent to the closing date and is included in trade payables.

(2)	To reflect the acquired deferred tax assets of VocalData, which can be utilized on a consolidated Tekelec basis.

(3)	To reflect the increase in goodwill and intangible assets related to the acquisition of VocalData. The total purchase allocation is as follows:

Thousands
Total cash paid	$14,500
Fair value of stock issued	13,000
Estimated direct transaction costs	406

Total fair value of consideration paid and direct transaction costs	27,906
Less: VocalData’s net assets acquired	(6,052)
Less: VocalData’s acquired deferred tax assets	(13,925)
Less: Adjustment to deferred revenue	(64)
Add: Estimated deferred tax liability as related to intangibles	2,279

Total fair value step-up in VocalData	$10,144

The actual purchase allocation will be based on the estimated fair value of VocalData’s assets and liabilities at the date of acquisition. For purposes of the unaudited pro forma condensed consolidated financial statements, the preliminary purchase allocation is estimated as follows:

Thousands
In-process research and development	$2,400
Goodwill	1,234
Identifiable intangible assets	6,510

Total purchase allocation	$10,144

(4)	To reflect the accrual of the estimated direct transaction costs related to the acquisition.

(5)	To adjust the VocalData deferred revenue to estimated fair value

(6)	To record the deferred tax liability related to identifiable intangible assets.

(7)	To eliminate the historical preferred stock and historical shareholders’ equity in VocalData.

(8)	To reflect the stock consideration contributed by Tekelec.

(9)	To record the in-process research and development expense created as a result of the acquisition. This amount is a nonrecurring item that is directly expensed at closing and, accordingly, there is no adjustment in the unaudited pro forma condensed consolidated statement of operations.

(10)	To reflect amortization of identifiable intangible assets created as a result of the acquisition. The identifiable intangible assets and their related estimated lives are as follows:

		Estimated
	Asset	Life
	Amount	in Years
	(Thousands)
Acquired technology	$5,200	10
Acquired backlog	100	1
Trade names and marks	10	1
Existing customer relationships	500	10
Service contracts	500	1
Non-complete agreements	200	1

	$6,510

Acquired technology and backlog are being amortized to cost of sales. Amortization of the other identifiable intangible assets is reflected in operating expenses based on the nature of the intangibles.

(11)	To adjust the provision (benefit) for income taxes for the estimated tax effects of the VocalData tax benefits that are utilizable on a consolidated Tekelec basis amounting to $3,723 and $1,859 (at a 34% assumed effective tax rate) and $483,000 and $100,000 of tax benefits related to amortization of identifiable intangible assets for the year ended December 31, 2003 and six months ended June 30, 2004, respectively.

(12)	To reflect the additional shares issued for the acquisition of VocalData excluding the 312 shares held in escrow.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekelec

Dated: December 6, 2004	By:	/s/ Paul J. Pucino

Paul J. Pucino
Senior Vice President and
Chief Financial Officer